UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

HELIOS & MATHESON NORTH AMERICA INC.
 (Exact name of registrant as specified in its charter)

New York	0-22945	13-3169913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South, New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 979-8228

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 28, 2009, the Board of Directors of Helios & Matheson North America Inc. (the “Company”) amended and restated the Company’s By-Laws in their entirety (the “Third Amended and Restated By-Laws”). The Third Amended and Restated By-Laws effected substantive changes to Sections 1.08, 2.04, 2.05, 2.07 and 3.01. The Third Amended and Restated By-Laws provide that, in addition to the Secretary, any designated Director or any Assistant Secretary may take minutes at meetings of directors or shareholders. The Third Amended and Restated By-Laws also dispense with the requirement that the offices of President and Secretary be held by different persons. The Third Amended and Restated By-Laws are effective immediately.

A complete copy of the Third Amended and Restated By-Laws is filed as Exhibit 3.2, and is incorporated herein by reference, to this Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

At the meeting of the Board of Directors on May 28, 2009, Salvatore M. Quadrino was duly appointed to the office of Secretary of the Company, replacing Roxanne Weisbrot who served as Interim Secretary. All future correspondence should be sent to the attention of Salvatore M. Quadrino at Helios & Matheson North America Inc., 200 Park Avenue South, Suite 901, New York, New York 10003.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT 3.2 THIRD AMENDED AND RESTATED BY-LAWS, DATED MAY 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS & MATHESON
NORTH AMERICA INC.
By: /s/ Salvatore M. Quadrino
Interim Chief Executive Officer
and Chief Financial Officer

Date: June 2, 2009

Exhibit Index

Exhibit No.	Description
Exhibit 3.2	Third Amended and Restated By-Laws, Dated May 28, 2009